----------------------------------


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                        ---------------------------------


                     (Amendment No. 1 filed on March 12, 1999)

                                   FORM 8-K/A
        to Forms 8-K originally filed on June 24, 1998 and July 15, 1998


                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 June 12, 1998
                                      and
                                 June 30, 1998
                                (Date of Reports)



                            ONSITE ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)




STATE OF DELAWARE                [1-12738]                 [33-0576371]
(State or other                 (Commission               (IRS Employer
jurisdiction of                 File Number)            Identification Number)
incorporation)


701 Palomar Airport Road, Suite 200, Carlsbad, California            92009
(Address of principal executive offices)                           (Zip Code)

Registrant's telephone number, including area code: 760-931-2400

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

        a.     FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

            (1) Financial statements of Lighting Technology Services for the years ened December 31, 1996 and 1997 and for the three months ended March 31, 1997 and 1998 (unaudited) are attached hereto as pages F1-F15

            (2) Financial statements of SYCOM LLC for the years ended December 31, 1996 and 1997 are attached hereto as pages F16-F43

            (3) Financial statements of SYCOM LLC for the months ended March 31, 1996 and 1997 (unaudited) are attached hereto as pages F44-F47.

        b.    PRO FORMA FINANCIAL INFORMATION

            (1) Pro Forma financial information is attached hereto as pages F48-F54

        c.    EXHIBITS

            2.3    Copy of the Stock Purchase Agreement. {(1)}

            2.4 Copy of the Asset Purchase Agreement with Ancillary Agreements. {(2)}

            4.2 Copy of the Certificate of Designation of the Series D Convertible Preferred Stock of Onsite Energy
                   Corporation {(2})

            10.93  Copy of the Royal Employment Agreement. {(1})

            10.94  Copy of Aldrich Employment Agreement. {(1})

            10.95  Copy of the Share Repurchase Agreement.  {(2})

 (1) Incorporated by reference to the Company's Form 8-K filed on June 24, 1998.

 (2) Incorporated by reference to the Company's Form 8-K filed on July 15, 1998.

                       LIGHTING TECHNOLOGY SERVICES, INC.
                              Financial Statements
                 For the Years Ended December 31, 1996 and 1997
                                      and
                             For Three Months ended
                      March 31, 1997 and 1998 (Unaudited)

                          INDEX TO FINANCIAL STATEMENTS
                                       OF
                       LIGHTING TECHNOLOGY SERVICES, INC.

                                                                         PAGE

Independent Auditor's Report                                              F-3

Balance Sheets - December 31, 1997 and March 31, 1998 (unaudited)         F-4

Statements of Operations  - For the Years Ended  December 31, 1996
 and 1997 and for the three months ended March 31, 1997 and
 1998 (unaudited)                                                         F-5

Statement of  Stockholders'  Equity  (Deficit) - For the period from
 January 1, 1996 to December 31, 1997 and for the three months ended
 March 31, 1998 (unaudited)                                               F-6

Statements of Cash Flows- For the Years Ended December 31, 1996 and
 1997 and for the three months ended March 31, 1997 and 1998
 (unaudited)                                                              F-7

Notes to Financial Statements                                             F-8

                          INDEPENDENT AUDITOR'S REPORT



The Stockholders and Board of Directors
Lighting Technology Services, Inc.
Santa Ana, California

We have audited the accompanying balance sheet of Lighting Technology Services, Inc. as of December 31, 1997 and the related statements of operations, stockholders' equity (deficit), and cash flows for the years ended December 31, 1996 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lighting Technology Services, Inc. as of December 31, 1997, and the results of its operations and its cash flows for years ended December 31, 1996 and 1997 in conformity with generally accepted accounting principles.



\S\ HEIN + ASSOCIATES LLP
HEIN + ASSOCIATES LLP
Certified Public Accountants

Orange, California
June 18, 1998

                       LIGHTING TECHNOLOGY SERVICES, INC.

                                 BALANCE SHEETS

                                                                       DECEMBER 31,          MARCH 31,
                                                                           1997                1998
                                                                      -------------       ------------
                                                                                           (unaudited)
                                       ASSETS
CURRENT ASSETS:
 Cash and cash equivalents                                             $     18,778         $   21,099
 Accounts receivable - trade                                              1,258,446            436,555
 Other receivables                                                            1,079              1,767
 Inventories                                                                133,366            157,932

 Costs and estimated earnings in
  excess of billings on
  uncompleted contracts                                                     215,384             73,026
 Deferred income taxes                                                       27,375             27,375

 Prepaid expenses                                                            15,335              8,958
                                                                       ------------         -----------
  Total current assets                                                    1,669,763            726,712

PROPERTY AND EQUIPMENT, net                                                  40,113             42,324
OTHER ASSETS                                                                  6,464              6,459
                                                                       ------------         -----------

TOTAL ASSETS                                                           $  1,716,340         $   775,495
                                                                       ============         ===========


                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                -----------------------------------------------

CURRENT LIABILITIES:
 Current portion of notes payable                                       $    30,532         $    39,094
 Accounts payable                                                         1,255,371             744,970
 Accrued liabilities                                                        236,463             150,550
 Accrued income taxes                                                        78,820               9,440

 Billings in excess of costs and estimated
  earnings on uncompleted contracts                                         123,328              89,601
                                                                       -------------        -----------
  Total current liabilities                                               1,724,514           1,033,655

NOTES PAYABLE, less current portion                                               -              14,154
                                                                       -------------        -----------
Total liabilities                                                         1,724,514           1,047,809
                                                                       -------------        -----------

COMMITMENTS AND CONTINGENCIES (Notes 9 and 10)                                    -                   -
STOCKHOLDERS' EQUITY (DEFICIT):
 Common stock, no par value, 60,000 shares
  authorized, 40,000 shares issued and outstanding                           40,000              40,000
 Additional paid in capital                                                  34,856              34,856
 Notes Receivable  - Related Parties                                       (161,817)           (168,142)

 Retained earnings (deficit)                                                 78,787            (179,028)
                                                                       -------------        ------------
  Total stockholders' equity (deficit)                                       (8,174)           (272,314)
                                                                       -------------        ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                   $  1,716,340         $   775,495
                                                                        =============        ============

             See accompanying notes to these financial statements.

                       LIGHTING TECHNOLOGY SERVICES, INC.

                            STATEMENTS OF OPERATIONS


                                              FOR THE YEAR ENDED             FOR THE THREE MONTHS
                                                  DECEMBER 31,                  ENDED MARCH 31,
                                              ------------------             ---------------------
                                       1996                     1997               1997           1998
                                     ----------        ----------------    ----------------  -------------
                                                                              (unaudited)      (unaudited)

REVENUES                            $ 3,553,020       $      5,041,817       $     995,374     $    429,471


COST OF GOODS SOLD                    2,904,676              4,075,337             755,230          500,853
                                     ----------        ----------------    ----------------  --------------


 Gross margin                           648,344                966,480             240,144          (71,382)
                                    ------------       ----------------    ----------------  ---------------

OPERATING EXPENSES:
 Selling expense                        190,973                115,010              25,090            35,621
 General and administrative             609,491                700,532             121,854           217,114
                                     ------------      ----------------    ----------------   ---------------


INCOME (LOSS) FROM
OPERATIONS                             (152,120)               150,938              93,200          (324,117)
                                     -----------        ----------------   ----------------    --------------


OTHER INCOME (EXPENSE):
 Interest income                         13,512                 14,231              3,488              4,155
 Interest expense                       (15,435)               (16,707)            (2,107)            (4,471)
 Loss on disposal of asset                    -                      -                  -             (3,382)
                                     -----------        ----------------    ----------------    --------------
  Total other income
(expense)                                (1,923)                (2,476)             1,381             (3,698)
                                     -----------        ----------------    ----------------    --------------

INCOME (LOSS) BEFORE
INCOME TAXES                           (154,043)               148,462             94,581           (327,815)

PROVISION (BENEFIT) FOR
INCOME TAXES                            (30,034)                71,338             25,000            (70,000)
                                     -----------        ----------------    ---------------   ----------------

NET INCOME (LOSS)                    $ (124,009)       $        77,124       $     69,581      $    (257,815)
                                     ===========       =================    ===============    ================



See accompanying notes to these financial statements.

                       LIGHTING TECHNOLOGY SERVICES, INC.

                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
              FOR PERIOD FROM JANUARY 1, 1996 TO DECEMBER 31, 1997
                  AND FOR THE THREE MONTHS ENDED MARCH 31, 1998
                                   (Unaudited)


                                                                     ADDITIONAL      NOTES            RETAINED         TOTAL
                                                COMMON STOCK           PAID IN      RECEIVABLE        EARNINGS     STOCKHOLDERS'
                                           SHARES         AMOUNT       CAPITAL    RELATED PARTIES    (DEFICIT)    EQUITY (DEFICITIT
                                         ---------     ----------    ----------  ----------------    ---------   ------------------

Balances, January 1, 1996                 40,000         $ 40,000     $ 34,856    $  (118,919)       $ 125,672      $    81,609
 Loans to related parties                      -                -            -        (20,017)               -          (20,017)

Net loss                                       -                -            -              -         (124,009)        (124,009)
                                         -------        ---------     ---------    -----------        ---------   -----------------
Balances, December 31, 1996               40,000           40,000       34,856       (138,936)            1,663         (62,417)
 Loans to related parties                      -                -           -         (22,881)                -         (22,881)
Net income                                     -                -           -               -            77,124          77,124
                                         -------        ---------     ---------    -----------        ---------   -----------------
Balances, December 31, 1997               40,000           40,000       34,856       (161,817)           78,787          (8,174)
 Loans to related parties                      -                -            -         (6,325)                -          (6,325)
 Net loss (unaudited)                          -                -            -              -          (257,815)       (257,815)
                                         -------        ---------     ---------    -----------        ---------   ----------------
Balances, March 31, 1998
(unaudited)                               40,000         $ 40,000     $ 34,856     $ (168,142)        $(179,028)     $ (272,314)
                                        ========       ==========     =========    ===========       ===========    ============


See accompanying notes to these financial statements.

                       LIGHTING TECHNOLOGY SERVICES, INC.

                            STATEMENTS OF CASH FLOWS


                                                  FOR THE YEAR ENDED                   FOR THE THREE MONTHS ENDED
                                                     DECEMBER 31,                               MARCH 31,
                                              ----------------------------         ------------------------------
                                                  1996               1997              1997               1998
                                              ------------      -----------         -----------      --------------
                                                                                   (unaudited)        (unaudited)
CASH  FLOWS FROM
OPERATING ACTIVITIES:
 Net income (loss)                            $ (124,009)       $   77,124          $   69,581        $ (257,815)

 Adjustments to reconcile net income
  (loss) to net cash provided by (used
  in) operating activities:
  Depreciation and amortization                   45,486            29,779               7,334             5,439
  Provision for obsolete inventory                 7,000             8,000                   -                 -
  Deferred income taxes                           (9,796)          (18,759)                  -                 -
  Loss on disposal of asset                            -                 -                   -             3,382
  Changes in operating assets
   and liabilities:
   Accounts receivable                             93,611         (859,362)            (23,116)          821,891

   Inventories                                     72,806          (60,810)             23,583           (24,566)
   Costs and estimated earnings in
    excess of billings on uncompleted
    contracts                                     (8,463)         (206,921)              3,417           142,358

   Other current assets                          (10,058)            8,859              10,031             5,694
   Accounts payable                             (137,015)          745,227             (48,231)         (510,401)

   Accrued liabilities                          (166,045)          241,244             (41,398)         (155,293)

   Billings in excess of costs and
    estimated earnings on uncompleted
    contracts                                      3,961            87,041               12,014          (33,727)
                                           --------------     -------------          ----------    -------------
  Net cash provided by
   (used in) operating activities                 67,478             51,422            13,215             (3,038)
                                         ---------------    ---------------   ---------------    ---------------
CASH FLOWS FROM  INVESTING
ACTIVITIES:
 Purchases of property and equipment             (16,504)          (10,562)                 -            (11,032)
 Notes receivable - related parties              (20,017)          (22,881)            (3,473)            (6,325)
                                         ----------------   ---------------   ----------------    ---------------
  Net cash (used in) investing
   activities                                    (36,521)          (33,443)            (3,473)           (17,357)
                                         ----------------   ----------------  ----------------    ---------------
CASH FLOWS FROM FINANCING  ACTIVIETs
 Principal payments on notes payable             (83,834)          (40,106)            (7,779)            (5,700)
 Proceeds from notes payable                      53,376             9,146                  -             28,416
                                         ---------------    ---------------   ----------------     --------------
  Net cash provided by (used in)
   financing activities                          (30,458)          (30,960)            (7,779)            22,716
                                         ----------------   ----------------  ---------------    ---------------
NET INCREASE (DECREASE) IN CASH                      499           (12,981)             1,963              2,321
CASH AND CASH EQUIVALENTS,
 beginning of period                              31,260             31,759            31,759             18,778
                                         ---------------    ---------------   ---------------    ---------------
CASH AND CASH EQUIVALENTS,
 end of period                           $        31,759    $        18,778   $        33,722    $        21,099
                                         ===============    ===============   ===============    ===============
SUPPLEMENTAL CASH FLOW
INFORMATION:
 Cash payments for:
  Interest                               $        15,435    $        16,707   $        2,107     $        4,471
                                         ===============    ===============   ==============     ==============
  Income taxes                           $             -    $        61,731   $        37,392    $            -
                                         ================== ===============   ===============    ==============

See accompanying notes to these financial statements.

                       LIGHTING TECHNOLOGY SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS
                (Information related to March 31, 1997 and 1998
                 and the three months then ended is unaudited)



       1.NATURE OF OPERATIONS:

         Lighting Technology Services, Inc., (the Company), was incorporated in the state of California on October 5, 1992. The Company was formed to provide energy efficiency projects through retrofits of lighting and controls primarily in Southern California.


       2.SIGNIFICANT ACCOUNTING POLICIES:

         Statement of Cash Flows - For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

         Revenue Recognition - Revenues on development and construction of energy efficiency projects requiring contract performance prior to completion are recorded using the percentage of completion method. Under this method, the revenue recognized is that portion of the total contract price that the cost expended to date bears to the anticipated final total costs based on current estimates of the costs to complete the project. When the total estimated costs to complete a project exceed the total contract amount, thereby indicating a loss, the entire anticipated loss is recognized currently.

         Inventories - Inventories consist of building materials and are stated at the lower of cost or market, determined by the first-in, first-out method.

         Property and Equipment - Property and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of 5 years. Leasehold improvements are amortized over the useful life or term of the respective lease, whichever is less. The cost of normal maintenance and repairs is charged to operating expense as incurred. Material expenditures which increase the life of an asset are capitalized and depreciated over the estimated remaining useful life of the asset. The cost of fixed assets sold, or otherwise disposed of, and the related accumulated depreciation are removed from the accounts, and any gains or losses are reflected in current operations.

         Income Taxes - The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                       LIGHTING TECHNOLOGY SERVICES, INC.

                          NOTES TO FINANCIAL STATEMENTS
                 (Information related to March 31, 1997 and 1998
                  and the three months then ended is unaudited)




         Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. The actual results could differ from those estimates.

         The Company's financial statements are based upon a number of significant estimates, including the allowance for inventory obsolescence, the estimated useful lives selected for property and equipment and revenues on uncompleted contracts. Due to the uncertainties inherent in the estimation process, it is at least reasonably possible that these estimates will be further revised in the near term and such revisions could be material.

         Impairment of Long-Lived Assets - In the event that facts and circumstances indicate that the cost of long-lived assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow is required.

         Concentrations of Credit Risk - Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of customers or groups of counterparties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly effected by changes in economic or other conditions described below. In accordance with FASB Statement No. 105, Disclosure of Information about Financial Instruments with Off-Balance-Sheet-Risk and Financial Instruments with Concentrations of Credit Risk, the credit risk amounts described in
         Note 10 do not take into account the value of any collateral or security.

         Fair Value of Financial Instruments - The estimated fair values for financial instruments under SFAS No. 107, Disclosures about Fair Value of Financial Instruments, are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. The estimated fair values of the Company's financial instruments, which includes all cash, accounts receivables, notes receivable, accounts payable, and other debt, approximates the carrying value in the financial statements at December 31, 1997.

         Interim Financial Information - The March 31, 1997 and 1998 financial statements have been prepared by the Company without audit. In the opinion of management, the accompanying unaudited financial statements contain all adjustments (consisting of only normal recurring accruals) necessary for a fair presentation of the Company's financial position as of March 31, 1998, and the results of its operations and its cash flows for the three month periods ended March 31, 1997 and 1998. The results of operations for the three month periods ended March 31, 1997 and 1998 are not necessarily indicative of those that will be obtained for the entire fiscal year.

                       LIGHTING TECHNOLOGY SERVICES, INC.

                          NOTES TO FINANCIAL STATEMENTS
                 (Information related to March 31, 1997 and 1998
                  and the three months then ended is unaudited)



3.   ACCOUNTS RECEIVABLE:

     Accounts receivable consisted of the following:

                                               DECEMBER 31,        MARCH 31,
                                                  1997               1998
                                               ------------       -----------
                                                                  (unaudited)
   Contract receivables:
    Completed contracts                         $   73,328         $  218,447
    Contracts in progress;
     Current accounts                            1,086,535            211,416
     Retentions                                     98,583              6,692
                                               -------------       -----------
                                                $1,258,446         $  436,555
                                               =============       ============


4.       COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS:


      Costs and estimated earnings on contracts consisted of the following:

                                          DECEMBER 31,        MARCH 31,
                                             1997               1998
                                          ------------     --------------
                                                            (unaudited)
Costs incurred                            $ 5,338,555       $  2,797,840

Estimated earnings                          1,487,883            563,170
                                          -------------     --------------
                                            6,826,438          3,361,010
Less: Billings to date                     (6,734,382)        (3,377,585)
                                          -------------     --------------
                                          $    92,056        $   (16,575)
                                          =============     ==============


Included in the accompanying balance
  sheet under the following captions:
 Costs and estimated earnings in excess
   of billings on uncompleted contracts  $    215,384        $     73,026
 Billings in excess of costs and
   earnings on uncompleted contracts         (123,328)            (89,601)
                                         ---------------   ----------------
                                         $     92,056        $    (16,575)
                                         ===============   ================

                       LIGHTING TECHNOLOGY SERVICES, INC.

                          NOTES TO FINANCIAL STATEMENTS
                 (Information related to March 31, 1997 and 1998
                  and the three months then ended is unaudited)



5.       PROPERTY AND EQUIPMENT:

         Property and equipment consisted of the following:

                                                 DECEMBER 31,        MARCH 31,
                                                    1997               1998
                                                 ------------    -------------
                                                                    (unaudited)
        Office equipment                        $    68,117      $     79,149
        Leasehold improvements                        1,263             1,263
        Automobiles                                  65,534            65,534
        Tools and equipment                          18,237            12,040
        Furniture and fixtures                        6,691             6,691
                                                  ------------    -------------
                                                     159,842           164,677

Accumulated depreciation and amortization           (119,729)         (122,353)
                                                  ------------    -------------
                                                  $   40,113      $     42,324
                                                  ============    =============

         Depreciation and amortization expense was $28,920, $29,334, $7,223, and $5,439 for the years ended December 31, 1996 and 1997, and for the three months ended March 31, 1997 and 1998, respectively.


6.       NOTES RECEIVABLE - RELATED PARTIES:

         The Company has advanced funds to the stockholders of the Company. Interest is charged on the unpaid principal at 10% per annum. Accrued interest of $25,678 and $29,887 is included in the balance as of December 31, 1997 and March 31, 1998, respectively.

         Interest income recorded on these notes was $11,892, $13,894, $3,474, and $4,101 for the years ended December 31, 1996 and 1997, and for the three months ended March 31, 1997 and 1998, respectively.

                       LIGHTING TECHNOLOGY SERVICES, INC.

                          NOTES TO FINANCIAL STATEMENTS
                 (Information related to March 31, 1997 and 1998
                  and the three months then ended is unaudited)


7.    ACCRUED LIABILITIES:

      Accrued liabilities consisted of the following:

                                              DECEMBER 31         MARCH 31
                                                 1997               1998
                                              -----------      -------------
                                                                 (unaudited)
     Accrued payroll and benefits            $   141,873       $     45,751
     Accrued sales tax                            21,621             21,621
     Other                                        72,969             83,178
                                              ------------      -------------
                                              $   236,463       $    150,550
                                              ============      =============

8.     NOTES PAYABLE

       Notes payable consisted of the following:

                                                DECEMBER 31         MARCH 31,
                                                   1997               1998
                                               ------------       ------------
                                                                   (unaudited)

      Notes payable,  due in monthly
      installments  of $1,175,
      including  interest at
      10.75%,  maturing  June  through
      September  1998,   collateralized
      by  certain automobiles                  $    11,902       $    11,598

     Note payable, due in monthly
     installments of $1,000,
     principal only                                 14,711            12,711

     Note payable, due in monthly
     installments of $200, including
     interest at 10.75%, maturing December 1998,
     collateralized by certain computer equipment    3,919             2,989

     Note payable,  due in monthly  installments
     of $1,631,  including interest at 9%
     maturing September 1999, without collateral         -            25,950
                                                 ------------       ------------
                                                    30,532            53,248

     Current portion                                30,532            39,094
                                                -------------      ------------
                                                 $       -        $   14,154
                                                =============      =============

                       LIGHTING TECHNOLOGY SERVICES, INC.

                          NOTES TO FINANCIAL STATEMENTS
                 (Information related to March 31, 1997 and 1998
                  and the three months then ended is unaudited)


9.       COMMITMENTS AND CONTINGENCIES:

         Leases - The Company leases office space in Santa Ana, California under
         a  month-to-month   operating  lease  which  requires  minimum  monthly
         payments of $1,713.

         Rent expense was  $27,702,  $28,793,  $7,092,  and $9,273 for the years ended December 31, 1996 and 1997, and for the three months ended March 31, 1997 and 1998, respectively.

         Litigation - In January 1998, the Oregon Bureau of Labor and Industries filed a suit against the Company and two other parties for alleged unpaid wages in the amount of $509,205 for 32 employees who worked on a lighting retrofit project in the state of Oregon. A pre-trial conference has been set for September 1, 1998 to set the trial date. Company management has had discussions with the Oregon Bureau of Labor and Industries to resolve this issue, however no agreement has been reached. Management believes, based on current information, that any settlement would not have a material impact on the Company.


10. SIGNIFICANT CONCENTRATIONS OF CREDIT RISK, MAJOR CUSTOMERS, AND OTHER RISKS AND UNCERTAINTIES:

         Most of the Company's sales are to customers located in Southern California. During the years ended December 31, 1997 and 1996, three individual customers each accounted for more than 10% of total revenue. In 1997, one customer accounted for approximately 13.7% of total revenue, one for approximately 18.4% of total revenue and Onsite Energy Corporation for 23.5%. In 1996, one customer accounted for approximately 14.3% of revenue, one for approximately 20.6% of revenue and Onsite Energy Corporation for 21.8% of revenue. (See Note 12).


         Financial instruments that subject the Company to credit risk consist primarily of accounts receivable and notes receivable. The Company frequently makes large credit sales to customers. At December 31, 1997, approximately $1,054,000 or 83.8% of the Company's accounts receivable are due from three customers including approximately $486,000 from Onsite energy Corporation. At March 31, 1998, approximately $393,000 or 90.1% of the Company's accounts receivable are due from five customers including approximately $193,000 from Onsite Energy Corporation. (See
         Note 12).

                       LIGHTING TECHNOLOGY SERVICES, INC.

                          NOTES TO FINANCIAL STATEMENTS
                 (Information related to March 31, 1997 and 1998
                  and the three months then ended is unaudited)

11.   INCOME TAXES:

      Income tax expense (benefit) is comprised of the following:

                                               FOR THE YEAR ENDED
                                                  DECEMBER 31,
                                            -----------------------
                                               1996             1997
                                            ----------       ---------

     Current:
      Federal                               $(21,038)         $  69,954
      State                                      800             17,773
                                            ----------       -----------
                                             (20,238)            87,727
                                            ----------       -----------
    Deferred:

    Federal                                   (4,133)            (15,868)
    State                                     (5,663)               (521)
                                            ----------       -----------
                                              (9,796)            (16,389)
                                            ----------       -----------
    Income tax expense (benefit)            $(30,034)         $   71,338
                                            ==========       ===========



     The tax effect of temporary differences that give rise to significant portions of the deferred tax asset are presented below:


                                                                   FOR THE
                                                                 YEAR ENDED
                                                                 DECEMBER 31,
                                                                     1997
                                                                 -------------
    Deferred Tax Assets:
     Compensated absences, principally due to accrual for
      financial reporting purposes                                $     6,355
     Inventory obsolescence reserve                                     6,021
     Settlement accrual                                                14,048
     Other                                                                951
     Total gross deferred tax assets                             -------------
                                                                       27,375
     Valuation allowance                                                    -
                                                                 -------------
     Net deferred tax asset                                       $     27,375
                                                                 =============

                       LIGHTING TECHNOLOGY SERVICES, INC.

                          NOTES TO FINANCIAL STATEMENTS
                 (Information related to March 31, 1997 and 1998
                  and the three months then ended is unaudited)

     Total income tax expense (benefit) differed from the amounts computed by applying the U.S. federal statutory tax rate to pre-tax income as follows:


                                                                                       FOR THE YEAR ENDED
                                                                                           DECEMBER 31,
                                                                                     -------------------------
                                                                                       1996              1997
     Total expense (benefit) computed by applying the                                -------             -----
     U.S. statutory rate                                                              (34.0%)             34.0%
     Non-deductible expenses                                                            7.9                7.7
     State income taxes, net of federal benefit                                        (2.9)               8.2
     Graduated rates                                                                    9.5               (2.6)
     Other                                                                                -                0.7
                                                                                   ---------            -------
                                                                                      (19.5%)             48.0%
                                                                                   ===========         =========


12.      Subsequent Events:

         On April 1, 1998, the Company entered into an Agreement of Purchase and Sale of Stock with Onsite Energy Corporation, whereby the Company transferred and conveyed all of the outstanding common stock to Onsite Energy Corporation for 690,000 shares of Onsite's Class A Common Stock and $500,000 cash. According to the terms of the Agreement, if net income exceeds $278,414 for the period of April 1, 1998 through March 31, 1999, Onsite shall either (a) pay to the Company's shareholders a cash amount equal to the Income Eligible for Earn-Out less the target amount times five, or (b) issue an aggregate number of shares of Onsite Class A Common Stock, equal to the Cash Amount divided by the average closing price for the 20 business days preceding March 31, 1999. The maximum number of shares subject to any equity adjustments is 3,310,000. As a part of the agreement, Onsite has agreed to loan the Company up to $100,000 for payment of obligations previously incurred. The loan will bear interest at prime plus 2% and will be adjusted quarterly with interest payments due quarterly. In addition, Onsite agreed to issue a revolving line of credit for up to $100,000 to the Company for the payment of payroll. The loan will bear interest at prime plus 2% and will be adjusted quarterly with interest payments due quarterly.

                         INDEX TO FINANCIAL STATEMENTS
                                       OF
                               SYCOM ENTERPRISES



Independent Auditors' Report                                             F-17

Combined Financial Statements

  Balance sheets                                                 F-18 to F-19

  Statements of operations and accumulated deficit                       F-20

  Statements of cash flows                                       F-21 to F-22

  Notes to combined financial statements                         F-23 to F-47

Independent Auditors' Report


To the Board of Directors
SYCOM Enterprises


We have audited the accompanying combined balance sheets of SYCOM Enterprises as of December 31, 1997 and 1996 and the related combined statements of operations, capital deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of SYCOM Enterprises at December 31, 1997 and 1996 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations, has negative cash flows from operations and has significant working capital and net capital deficiencies that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Notes 2 and 13. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As described in Note 1, the Company changed its method of accounting for certain contract revenue in 1997 and 1996.


\s\ BDO SEIDMAN, LLP
Certified Public Accountants

Washington, D.C.
April 3, 1998, except
for Note 13 which is
as of June 30, 1998

                                SYCOM Enterprises

                             Combined Balance Sheets



                                                                                                       Restated
December 31,                                                                     1997                     1996
------------                                                               -------------             --------------

Assets

Current assets
   Cash                                                                     $     195,598            $  1,088,131
   Restricted cash (Note 4)                                                     1,965,723               1,570,910
   Accounts receivable, net allowance of $170,000
     and $70,000 (Note 5)                                                       3,937,781               5,936,707
   Costs and estimated earnings in excess
     of billings on uncompleted contracts (Note 5)                                284,753                       -
   Inventories                                                                     82,273                       -
   Prepaids and other                                                               2,927                  28,009
                                                                            --------------           ------------

Total current assets                                                            6,469,055               8,623,757

Property and equipment, net (Note 6)                                              479,950                 264,134

Contract rights and costs, net of
   amortization of $1,654,265 and $1,429,625                                      623,330                 847,970

Projects being installed (Note 1)                                                       -               8,067,246

Projects in commercial operation, net of
   amortization of $24,156,114 and $23,578,027 (Note 1)                        23,007,069              21,559,291

Other assets                                                                       99,650                  48,818
                                                                            --------------           ------------
                                                                            $  30,679,054            $39,411,216
                                                                            ==============           ============

See accompanying notes to combined financial statements.

                                SYCOM Enterprises


                                                                                                   Restated
December 31,                                                                     1997                1996
-----------                                                                 --------------       --------------
Liabilities and Capital Deficit

Current liabilities
   Current maturities of long-term debt (Notes 7 and 12)                     $   4,852,618          $  3,633,782
   Current maturity of loan for project
     in commercial operation (Note 8)                                              141,539                24,222
   Current maturity of other long-term payable (Note 9)                             10,500                     -
   Accounts payable                                                              4,145,931             3,715,946
   Accrued expenses                                                              1,023,391               559,374
   Billings in excess of costs and estimated
     earnings on uncompleted contracts (Note 5)                                    363,530                     -
   Accrued interest expense                                                        870,441             2,855,981
                                                                             --------------          -----------
Total current liabilities                                                       11,407,950            10,789,305

Deferred revenue (Note 3)                                                        1,228,595            11,997,391
Long-term debt, net of current maturities (Notes 7 and 12)                      16,350,383             7,843,613
Loan for project in commercial operation, net of
   current maturities (Note 8)                                                  15,034,239            13,601,002
Other long-term payable, net of current maturity (Note 9)                        1,049,794             1,161,719
                                                                             -------------            ----------
Total liabilities                                                               45,070,961            45,393,030

Commitments (Note 11)

Capital deficit
   Common stock, $.01 par value, 10,000 shares
     authorized, 8,492 shares issued and outstanding                                    85                    85
   Accumulated deficit                                                         (14,391,992)           (5,981,899)
                                                                              -------------          ------------

Total capital deficit                                                          (14,391,907)           (5,981,814)
                                                                              =============          ============
                                                                              $ 30,679,054           $39,411,216
                                                                              =============          ============

See accompanying notes to combined financial statements.

                                SYCOM Enterprises


            Combined Statements of Operations and Accumulated Deficit




Years ended December 31,                                                         1997                   1996
------------------------------------------                                  -------------           ------------
Revenue (Note 1)                                                             $ 17,830,114           $ 35,322,291


Costs and expenses

   Cost of sales (Note 1)                                                      17,821,601             26,650,965
   General and administrative expenses                                          5,169,606              2,804,993
                                                                             ------------            -----------
Total costs and expenses                                                       22,991,207             29,455,958
                                                                             ------------            -----------

(Loss) income from operations                                                  (5,161,093)             5,866,333
                                                                             ------------            -----------
Other (expense) income

   Other (expense) income                                                          30,538                (33,914)
   Interest expense, net                                                       (3,758,894)            (1,473,767)
                                                                              ------------            -----------

Net other expense                                                              (3,728,356)            (1,507,681)
                                                                              ------------            -----------

Net (loss) income before cumulative effect of
   a change in accounting principle                                            (8,889,449)             4,358,652

Cumulative effect of a change
   in accounting principle (Note 1)                                               479,356                      -
                                                                              ------------            -----------

Net (loss) income                                                              (8,410,093)             4,358,652

Accumulated deficit, beginning of year                                         (5,981,899)           (10,340,551)
                                                                             -------------         --------------
Accumulated deficit, end of year                                             $(14,391,992)         $  (5,981,899)
                                                                             =============         ==============

See accompanying notes to combined financial statements.

                                SYCOM Enterprises


                        Combined Statements of Cash Flows




Years ended December 31,                                                             1997                   1996
------------------------------------------------------                        -----------         --------------
Cash Flows From Operating Activities
   Net (loss) income                                                          $(8,410,093)         $   4,358,652
   Adjustments to reconcile net income (loss) to net
     cash used in operating activities
       Write-off of projects being installed                                    8,067,246                      -
       Revenue previously deferred                                             (4,364,849)            (7,630,913)
       Depreciation and amortization                                            1,905,861              9,208,114
       Allowance for doubtful accounts                                            100,000                 70,000
       Loss on disposal of assets                                                  21,933                 29,215
       (Increase) decrease in assets
         Restricted cash                                                         (394,813)              (756,328)
         Accounts receivable                                                    1,898,926             (3,417,300)
         Inventories                                                              (82,273)                     -
         Costs and estimated earnings in excess
           of billings on uncompleted contracts                                  (284,753)                     -
         Projects being installed                                                       -             (4,587,480)
         Projects in commercial operation                                      (3,009,712)           (14,831,769)
         Other assets                                                             (25,750)               172,762
       Increase (decrease) in liabilities
         Accounts payable                                                         429,985              1,035,245
         Accrued expenses                                                         464,017                392,671
         Deferred revenue                                                               -              2,579,393
         Billings in excess of costs and estimated
           earnings on uncompleted contracts                                      363,530                      -
         Accrued interest                                                         698,613                607,308
         Deferred charges                                                               -                 (7,478)
                                                                              ------------          ------------
Net cash used in operating activities                                          (2,622,132)           (12,777,908)
                                                                              ============          =============


See accompanying notes to combined financial statements.

                                SYCOM Enterprises

                        Combined Statements of Cash Flows




Years Ended December 31,                                                             1997                   1996
--------------------------------------------------                              ---------              ---------
Cash Flows From Investing Activities
   Proceeds from sale of assets                                                     3,600                  1,550
   Purchases of property and equipment                                           (360,636)              (183,389)
                                                                               -----------          -------------
Net cash used in investing activities                                            (357,036)              (181,839)
                                                                               -----------          -------------
Cash Flows From Financing Activities
   Borrowings under debt agreements                                             9,376,733             16,460,598
   Principal payments on debt                                                  (7,290,098)            (2,783,004)
                                                                               -----------          -------------
Net cash provided by financing activities                                       2,086,635             13,677,594
                                                                               -----------          -------------
Net (decrease) increase in cash                                                  (892,533)               717,847

Cash, at beginning of year                                                      1,088,131                370,284
                                                                               -----------          -------------

Cash, at end of year                                                              195,598              1,088,131
                                                                               ===========          =============
Supplemental Disclosure

Cash paid for interest                                                        $ 3,111,663          $   1,190,256
                                                                               ==========          =============


see accompanying notes to combined financial statements

                                SYCOM Enterprises


                     Notes to Combined Financial Statements






1.      Summary of Accounting Policies

Basis of Combination

     The combined financial statements reflect the activities of six entities (collectively "the Company"). SYCOM Corporation ("SYCOM" or "general partner") and SSBKK, Inc. ("SSBKK" or "limited partner") are partners of SYCOM Enterprises Limited Partnership (the "Partnership") and own 100% of SB Linden, LLC ("SB Linden"), SC Wood, LLC ("SC Wood") and SYCOM Enterprises, LLC ("Sycom LLC"). The Company's activities have been combined to reflect the common ownership by the stockholders of SYCOM and SSBKK. All material accounts and transactions between the Companies have been eliminated.

Organization

     SYCOM was incorporated in Delaware in August 1986 under the name Restaurant Conservation Corp. to provide commercial energy conservation services. During 1988, the company changed its name to RCC Corp., and is currently doing business as SYCOM Corporation. During 1990, SYCOM entered into a partnership agreement through which it owns 50.1% of the Partnership. As the general partner, SYCOM functions primarily as the project management company for the Partnership. SSBKK was incorporated in Delaware in 1993. During 1995, SSBKK purchased the 49.9% interest in the Partnership from the former limited partners.

     The Partnership assumed certain contract rights and associated liabilities of the general partner at inception. The combined financial statements do not reflect assets or liabilities that the partners may have outside their interests in the Partnership.

     SB Linden and SC Wood were organized in Delaware in 1996 and 1997, respectively, to provide commercial energy conservation services to specific individual projects. (See Note 13).

     SYCOM Enterprises, LLC was organized in 1997 in the same business as the Partnership. (See Note 13).

Nature of Business

     The Company provides services for the reduction of energy consumption and related energy costs to its customers through the use of engineering analyses and the acquisition, operation, management and maintenance of energy savings devices installed on customers' premises. Long-term contracts with utility companies provide one source of revenue that is directly related to the level of savings generated. Another source of revenue is provided by energy services agreements entered into with non-utility customers. These agreements provide the Company with a share of the savings or a negotiated fee, based upon the savings realized by the customer. The future recoverability of the costs associated with these projects, which the Company has deferred, is dependent upon the successful operation of the energy savings devices. Management has prepared a business plan which includes forecasted revenues which are sufficient to recover the deferred costs. Management believes that these forecasted revenues are reasonable based upon the detailed analyses and feasibility studies performed for each project as well as management's past experiences. An additional source of revenue is also provided by the maintenance and monitoring services performed by the Company over the life of the contract.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses uring the reporting period. Actual results could differ from those estimates.

Risk and Uncertainties

     The most significant risk facing the Company is its ability to continue to obtain financing to fund future project development, as well as liquidate trade accounts payable and current debt maturities. Additionally, the Company currently derives a majority of its business by offering customers incentive payments through public utility energy savings programs. As a regulated industry, some public utilities currently offer incentives to their customers and third parties such as the Company to conserve energy. Future deregulation of the utility industry or a reduction in the incentives to conserve energy could have a direct impact on the Company.

Change of Accounting Principle

     During 1997 the Company changed its method of revenue recognition for customer-funded contracts from the completed contract method to the percentage of completion method. The percentage of completion method of revenue recognition was adopted because the Company believes it results in a better matching of expenses with revenues and is the predominant method used in its industry. Also, beginning in 1997 the Company is able to sufficiently estimate its future costs to allow adoption of the percentage of completion method of revenue recognition. The Company applied the percentage of completion method to all customer-funded contracts in progress at December 31, 1997. The effect of the change in 1997 was to decrease the net loss by $430,929. The cumulative effect of applying the percentage of completion method to customer-funded contracts in progress at December 31, 1996 of $479,356 is included in income of 1997 as the cumulative effect of a change in accounting principle.

     During 1996 the Company, based on historical trends over the past five years, changed its revenue recognition policy related to projects in commercial operation. Prior to 1996, it was the Company's policy to wait one year after the date of commercial operation ("DOCO") before recognizing revenue. The purpose of the delay was to allow the Company to better evaluate the amount of future warranty claims that would reduce revenue. Experience has now shown that warranty claims have had no impact on the profitability of projects and that revenue recognition therefore should not be delayed. Approximately 14% ($4,900,000) of the 1996 revenue would have been recognized in subsequent periods under the previous revenue recognition policy.

 Revenue Recognition

     The Company derives its revenue from two primary sources: the management, maintenance, monitoring and construction of customer-funded energy savings contracts including lease-financed projects paid from energy savings; and long term shared energy savings contracts. On customer-funded contracts the Company receives revenue for the management and installation of energy savings devices at customer premises.

     Contract revenues, related to customer-funded contracts, are recognized using the percentage-of-completion method, measured by the percentage of contract costs incurred to estimated total contract costs for each contract. Contract costs include all direct material and labor costs and those indirect costs related to contract performance such as indirect labor, supplies, tools, repairs and depreciation. Selling, general, and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Profit incentives are included in revenues when their realization is reasonably assured. An amount equal to contract costs attributable to claims is included in revenues when realization is probable and the amount can be reliably estimated.

     The asset, "Costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed. The liability, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenues recognized.

     The Company also enters into long-term contracts to provide sustained levels of energy savings to its customers. Once completed, these projects will earn revenue from both contracts with customers and incentive payments from utility companies for the duration of the contract based on actual energy savings achieved. The energy savings are largely quantifiable at the beginning of the contract life insofar as the measurement formula is based on empirical specifications of the installed energy savings equipment and measured operating hours or on contract provisions designed to limit the financial impact of significant changes to baseline measurements. The Company recognizes revenue as the energy savings are measured. Management forecasts that the revenue attributable to Projects in Commercial Operation for which there is no current recognition is $79,924,900.

     With respect to the second source of revenue, during 1992, the Partnership entered into an agreement with a company whereby the Partnership agreed to develop energy savings projects and sell the resulting income streams to the company at a discount. Projected revenue attributable to the sale of project income streams for which there is no current recognition is $6,848,000.

     The Company receives revenue on both types of contracts over the life of the project as reimbursement for maintenance and other costs incurred.

Income Taxes

     There is no provision for income taxes for the Company as taxable income passes through to and is reported by the general and limited partners individually. The partners have each elected S Corporation status. Therefore, their respective shares of any income or loss are included in the shareholders' individual income tax returns.

Property and Equipment

     Property and equipment are stated at cost. Depreciation is computed using various methods over the estimated useful lives of the assets which range from three to ten years.

Contract Rights and Costs

     Contract rights represent the excess of liabilities assumed over assets acquired upon transfer of certain contracts from the general partner. The contract rights are being amortized on a straight line basis over the 10-year life of the related contracts. Management evaluates the recoverability of contract rights on a periodic basis and, if necessary, recognizes any impairment.

Projects Being Installed and Projects In Commercial Operation

     Projects Being Installed and Projects in Commercial Operation consist of costs incurred to purchase energy savings devices, install the devices and manage their installation plus an allocation of overhead on shared savings contracts. Once a project is placed in service, the costs of Projects Being Installed are classified as Projects in Commercial Operation and amortized as energy savings revenue is recognized. For those projects where the revenues are sold, the costs are offset against the revenue from the sale. Management periodically evaluates the recoverability of Projects Being Installed and Projects in Commercial Operation and, if necessary, recognizes any impairment. Upon adoption of the percentage of completion method of revenue recognition on January 1, 1997, the Company wrote off the amount associated with projects being installed since it had recognized the related contract revenue.

Interest Costs

     The Company capitalizes interest costs on borrowings incurred to finance the development and construction of its projects. Once the project is completed and the project goes into commercial operation, capitalization of interest costs ceases. During the years ended December 31, 1997 and 1996, the Company incurred interest expense of $3,859,599 and $1,797,564, and capitalized interest of $275,144 and $2,293,975, respectively.

Concentration of Credit Risk

     Financial instruments which potentially expose the Company to concentrations of credit risk consist primarily of trade accounts receivable and future amounts due under energy savings agreements. The Company's customer base is concentrated on the east coast of the United States. In addition, companies in the energy services industry are either directly or indirectly involved in all projects developed by the Company. The Company reviews a customer's credit history before extending credit, and establishes an allowance for doubtful accounts based on factors surrounding the credit risk of specific customers and historical trends. In 1997 and 1996, five customers accounted for approximately 75% and 51% of total revenues, respectively.

Financial Instruments

     The Company utilizes interest rate agreements to manage interest rate exposure. The principle objective of such contracts is to minimize the risks and/or costs associated with financing activities. The Company does not utilize financial instruments for trading or speculative purposes. The counterparties to these contractual arrangements are financial institutions with which the Company also has other financial relationships. The Company is exposed to credit loss in the event of nonperformance by these counterparties. However, the Company does not anticipate nonperformance by the other parties.

Prior Period Adjustment

     The Company's financial statements as of December 31, 1996, have been restated to reflect a liability that existed for interest associated with the other long-term payable. The effect of the restatement is as follows:

                                         As previously                 As
December 31, 1996                           reported               restated
-----------------                     -------------------         -------------

 Balance sheet:
  Projects in commercial operation        $21,158,135            $ 21,559,291
  Accrued interest expense               $  2,454,825            $  2,855,981
-------------------------------------------------------------------------------


Reclassification

     Certain amounts reported in the prior year have been reclassified to conform with the presentation of related amounts in the current year. The reclassifications have no effect on previously reported results of operations.

2.      Going Concern

     The accompanying combined financial statements have been prepared assuming that the Company will continue as a going concern. The Company has sustained recurring operating losses and cash flow deficits. Also, the Company has significant cash commitments to trade creditors and amounts due under note agreements with unrelated third parties (see Notes 7, 8, 11 and 12). The Company's ability to meet its obligations is dependent primarily on attracting additional debt or equity, in the near term, and ultimately generating sufficient net income and related cash flows from operations to meet these commitments as they become due.


3.      Deferred  revenues

     Deferred revenues consist of amounts advanced to the Company for project Revenues installation. During 1992, the Partnership entered into an agreement with an unrelated company (Public Service Conservation Resources Corporation ("PSCRC") which provides for the sale of the income streams from certain existing and future projects. Under the terms of the agreement, the Partnership receives advances toward the sale of these income streams upon achievement of certain milestone events during the installation phase of the project. Advances under this agreement totaled $8,488,094 at December 31, 1996. Advances at December 31, 1997 were transferred to a note payable from the Company to PSCRC as part of the litigation settlement with PSCRC (see Note 12).


4.      Restricted cash

     The restricted collateralizes letters of credit issued to a company to Cash cover potential liquidated damages if projects are not installed by specified dates, or if energy savings performance on projects drops below certain levels. Management does not believe the Company is in jeopardy of missing the installation deadlines or incurring the performance penalties.

5.      Contracts in Progress

Accounts receivables consist of the following at December 31, 1997:
------------------------------------------------------------------------


Billed:
 Completed contracts                                         $2,806,386
 Contracts in progress                                          808,499
Unbilled and other                                              492,896
                                                            -----------
                                                              4,107,781

Allowance for doubtful accounts                                (170,000)
                                                            ------------
Net accounts receivables                                     $3,937,781
                                                            ============

The billed and unbilled accounts receivables at December 31, 1997 are expected to be collected before December 31, 1998.

Costs  and  estimated   earnings  on   uncompleted  contracts  consist  of the
following at December 31, 1997:

-------------------------------------------------------------------------------

Costs incurred on uncompleted contracts                           $  3,015,335
Estimated earnings                                                     555,622
Billings to date                                                    (3,649,734)
                                                                 --------------
Net accounts receivables                                         $     (78,777)
                                                                 ==============

Included in the accompanying consolidated balance sheets under the following captions:

Costs and estimated earnings in excess of
 billings on uncompleted contracts                               $     284,753

Billings in excess of costs and estimated
 earnings on uncompleted contracts                                    (363,530)
                                                                 --------------

                                                                 $     (78,777)
                                                                 ==============
     At December 31, 1997, contracts in progress have future estimated contract revenues and costs to complete of approximately $4,221,000 and $2,656,000, respectively.

6.      Property and Equipment

Major classes of property and equipment consist of the following:

December 31,                                     1997               1996
-----------------------------                ------------       ------------

Leasehold improvements                          $   21,965        $     7,674
Computer equipment                                 323,302            291,130
Computer software                                   58,784             28,223
Equipment, furniture and fixtures                  390,447            159,899
Automobiles                                          5,224             19,890
                                             -------------       ------------
                                                   799,722            506,816

Less accumulated depreciation                     (319,772)          (242,682)
                                             -------------       ------------
Net property and equipment                       $ 479,950          $ 264,134
                                             ==============      =============


7.  Debt

     The Company's debt financing can be categorized into project financing and working capital financing.

Project Financing

     The Company has entered into loan agreements to fund the construction of certain projects. Under the terms of the loan agreements, amounts borrowed during the project construction period bear interest at various rates and are due on demand upon completion of the project unless converted to permanent financing at the Company's option. The Company is not required to make any periodic payments under the terms of the construction loan provision.

     The Company treats each construction loan converted to permanent financing as a separate note with monthly payments bearing interest at a bank's prime interest rate, fixed at that date, plus eight percent. At the time of conversion to permanent financing, the Company classifies the construction loan as long-term debt.

     As of December 31, 1997 and 1996, the outstanding borrowings on the agreements for uncompleted contracts, excluding any amounts converted to permanent financing, were $112,503 and $1,451,824, respectively.

Working Capital Financing

     On July 2, 1993, the Partnership entered into a revolving credit and term loan agreement ("Agreement"). The Agreementt permitted the Partnership to borrow a maximum of $1,800,000 under a revolving credit line based on future funding requirements of the Partnership which were to be established on December 31 and June 30 of each fiscal year through June 30, 1999. During 1995, the Partnership exercised an option to convert the outstanding amount to a five year term loan. The agreement also provided the Partnership with a $1,200,000 term loan which was due on June 30, 1999.

     The loans were collateralized by certain service and termination reserves due under existing and future contracts to sell project income streams (See Note
3). The Partnership used the proceeds from these loans to fund its operations in 1996. These loans were transferred to a note payable as part of the litigation settlement with PSCRC (Notes 12 and 13).

Long-term  project  debt and working  capital debt  at   December 31  consisted
of  the following:

                                                                                         1997             1996
                               ------------------------------                   -------------       -----------

                                 Note payable to a company with
                                 interest at 10%.  See note 12.                   $14,910,915                -

                                 Note payable to a company with
                                 interest at 14.5%, monthly
                                 payments of principal and interest  of
                                 $18,318, due March 2007.                           1,157,293                -

                                 Note payable to a company with
                                 interest at 13.5%, due in  installments
                                 through July 1998,         collateralized
                                 by certain        equipment, fixtures and
                                 receivables.
                                                                                    1,148,722                -

                                 Note payable to a company with interest at 14%,
                                 monthly  installments of principal and interest
                                 of $28,306,  due March 2000;  collateralized by
                                 certain   equipment,    fixtures,    inventory,
                                 receivables and intangibles.
                                                                                      838,725        1,019,182

                                 Note  payable  to a company  with  interest  at
                                 14.5%,  monthly  installments  of principal and
                                 interest   of   $23,907,   due   August   1999;
                                 collateralized by certain equipment,  fixtures,
                                 inventory, receivables
                                 and intangibles.                                     824,225          904,711





                                                                                         1997             1996
                                 -----------------------------------------------   -----------      -----------

                                 Note payable to a company with interest at 16%,
                                 monthly  installments of principal and interest
                                 of $17,660, due August 1999;  collateralized by
                                 certain   equipment,    fixtures,    inventory,
                                 receivables and intangibles.
                                                                                      445,486          493,762

                                 Note payable to a company with
                                 interest at 13.5%, due April 1998,
                                 collateralized by certain  equipment,
                                 fixtures and  receivables                            323,605                -

                                 Note  payable to a bank with  interest  at 10%,
                                 monthly  installments of principal and interest
                                 of $6,641, due October 2002;  collateralized by
                                 certain   equipment,    fixtures,    inventory,
                                 receivables and
                                 intangibles                                          304,506           351,177

                                 Note payable to a company with
                                 interest at 13.5%, due July 1998,
                                 collateralized by certain  equipment,
                                 fixtures and      receivables                        249,530                 -

                                 Note payable to a company with
                                 interest at 13.5%, due October      2002,
                                 collateralized by certain  equipment,
                                 fixtures and      receivables                        163,500                 -




                                                                                         1997             1996
                                 -----------------------------------------------   ------------     -----------

                                 Note payable to a company with interest at 14%,
                                 monthly  installments of principal and interest
                                 of $14,894 due November,  2000;  collateralized
                                 by  certain  equipment,   fixtures,  inventory,
                                 receivables and intangibles.
                                                                                     158,469           372,074

                                 Note payable to a company with
                                 interest at 13.5%, due January 1998,
                                 collateralized by certain  equipment,
                                 fixtures and      receivables                       137,964                 -

                                 Notes payable to a company with
                                 interest at 13.5%, due June 1998,
                                 collateralized by certain  equipment,
                                 fixtures and receivables                             97,765                 -

                                 Note  payable  to bank  with  interest  at 10%,
                                 monthly  installments  of $1,453 plus interest,
                                 due  October  2002;  collateralized  by certain
                                 equipment, fixtures, inventory, receivables
                                 and intangibles                                      66,657            76,873

                                 Note  payable  to bank  with  interest  at 10%,
                                 monthly  installments  of $1,354 plus interest,
                                 due  October  2002;  collateralized  by certain
                                 equipment, fixtures, inventory, receivables
                                 and intangibles                                      62,127            71,649

                                 Note  payable  to a company  with  interest  at
                                 10.5%,   monthly   payments  of  principal  and
                                 interest of $25,126, due November 1997;
                                 unsecured.                                           49,601           285,048



                                 Note  payable  to a company  with  interest  at
                                 10.5%,  monthly  installments  of principal and
                                 interest    of   $1,600,    due   March   2000;
                                 collateralized by certain equipment,  fixtures,
                                 inventory, receivables
                                 and intangibles.                                      38,212           52,570

                                 Note payable to a company with interest at 14%,
                                 monthly  installments of principal and interest
                                 of $2,310, due December 1998; collateralized by
                                 certain   equipment,    fixtures,    inventory,
                                 receivables and intangibles.                          36,351           53,787

                                 Note payable to a company with interest at 15%,
                                 monthly  payments of principal  and interest of
                                 $68,444,  due December 2004;  collateralized by
                                 certain   future  project  income  streams  and
                                 contract rights                                            -        3,813,991

                                 Demand note payable to a company    with
                                 interest at 15%, unsecured                                 -        1,013,716

                                 Note payable to a company with  interest at 20%
                                 the first year and the  remaining 5 years at an
                                 annual rate ranging from 15% to 7% in the final
                                 year,   monthly   payments  of  principal   and
                                 interest   of    $33,052,    due   June   1999;
                                 collateralized    by   certain    service   and
                                 termination  reserves as well as future project
                                 income streams.                                             -          881,836




                                                                                         1997              1996
                                 ------------------------------------------------- ------------       ----------

                                 Demand note payable to a company    with
                                 interest at 15%, secured                                   -           397,500

                                 Note payable to a company with interest at 14%,
                                 monthly  installments of principal and interest
                                 of $2,056, due December 2002; collateralized by
                                 certain   equipment,    fixtures,    inventory,
                                 receivables and intangibles.
                                                                                            -            71,088

                                 Demand note payable to a company    with
                                 interest at 15%, unsecured.                                -            63,870

                                 Note payable to a company with interest at 14%,
                                 monthly  installments of principal and interest
                                 of $6,336, due October 1997;  collateralized by
                                 certain   equipment,    fixtures,    inventory,
                                 receivables and intangibles.                               -            45,467

                                 Construction loans payable                           112,503         1,451,824

                                 Other notes payable                                   76,845            57,270
                                                                                   -----------       -----------


                                                                                   21,203,001        11,477,395

                                 Less current maturities                           (4,852,618)       (3,633,782)
                                                                                   -----------       -----------


                                                                                  $16,350,383      $  7,843,613
                                                                                  ===========      =============

Scheduled  repayments  at December 31, 1997 are as follows:

1998                                                              $  4,852,618
1999                                                                 1,422,091
2000                                                                 1,971,328
2001                                                                 1,817,936
2002                                                                 1,943,245
Thereafter                                                           9,195,783
                                                                  ------------
                                 Total                             $21,203,001
                                                                  ============

8.      Loan for Profect in Commercial Operations

     On August 15, 1996, the Company entered into a project finance agreement (the Project in "Agreement") with an international bank. The Agreement provided for financing in the amount of up to $15,200,000 for the acquisition and installation of certain natural gas engines and engine driven pumps at a customer's facility. On February 27, 1997, the bank converted the loan from a construction to a permanent loan. This loan is collateralized by all assets as well as all future project income streams. The principal due at December 31, 1997 and 1996 was $15,175,778 and $13,625,224, respectively.

     The loan is payable in quarterly installments through January 2011 with interest accruing at LIBOR + 1.375% in years 1-5; 1.625% in years 6-10 and 1.875% in years 11-14.5.


 Scheduled  repayments  at December 31, 1997 are as follows:

1998                                                             $     141,539
1999                                                                   249,056
2000                                                                   390,545
2001                                                                   533,937
2002                                                                   483,975
Thereafter                                                          13,376,726
                                                                  ------------
                                 Total                            $ 15,175,778
                                                                  ============

     The Company has entered into interest rate swap agreements to reduce the impact of changes in interest rates on its floating rate debt. The swap agreements are contracts to exchange floating rate for fixed interest payments quarterly over the life of the agreements without the exchange of the underlying notional amounts. The notional amounts of interest rate agreements are used to measure interest to be paid or received and do not represent the amount of exposure to credit loss. For interest rate instruments that effectively hedge interest rate exposure, the net cash amounts paid or received on the agreements are accrued and recognized as an adjustment to interest expense. If an arrangement is replaced by another instrument and no longer qualifies as a hedge instrument, then it is marked to market and carried on the balance sheet at fair value.

     As of December 31, 1997 and 1996, the Company had the following interest rate swap in effect:

                                                     1997               1996
                                               -----------         ----------

Notional amount                                  $15,175,778       $13,625,224
Average pay rate                                       7.063%            7.063%
Average receive rate                                   5.678%            6.665%
Period                                       Matures January, 2011


9.      Other  Long-Term Payable

     Other long-term payable consists of accrued interest and the remaining turnkey payment payable to an engineering and construction company that procured and installed the energy conservation measures.


10.     Related Party Transactions

     The Partnership also has subcontracting services provided by an affiliated company. These amounted to approximately $3,515,303, in 1997 and $4,337,083 in 1996. Accounts payable included $217,991 and $1,189,731 related to these services at December 31, 1997 and 1996, respectively.

11.     Commitments

     Rent expense, exclusive of amounts allocated to projects, was $157,081 for 1997 and $144,686 for 1996. At December 31, 1997, future minimum rental and lease payments are as follows:

1998                                                               $   350,503
1999                                                                   305,542
2000                                                                   308,657
2001                                                                   312,257
2002                                                                   210,802
                                                                  ------------

                                 Total                              $1,487,761
                                                                  ============

12.     Litigation  Settlement

     During 1997 PSCRC delivered a letter to the Partnership formally demanding repayment of funds borrowed by, or advanced to, the Partnership, inclusive of interest, late charges and attorneys' fees. On March 31, 1997, PSCRC filed a lawsuit against the Partnership in the Superior Court of New Jersey seeking repayment of principal and interest, plus late charges, expenses and attorney's fees. The Partnership filed a counterclaim and was awarded satisfaction on a part of that claim. On January 8, 1998, the Company entered into an agreement with PSCRC in settlement of all amounts owed to PSCRC by the Company. The settlement amount totaled $14,910,215 and has been recorded effective December 31, 1997.

     The settlement is payable in monthly payments of principal and interest commencing June 1, 1998, and continuing on the first day of each month until the balance with all accrued interest is paid in full, or January 7, 2005, when all outstanding principal and interest is due and payable.

     Scheduled repayments of principal and interest, under the settlement agreement, are as follows in the years ended December 31,

1998                                                              $  2,819,394
1999                                                                 1,580,044
2000                                                                 2,715,132
2001                                                                 2,715,132
2002                                                                 2,715,132
2003                                                                 2,715,132
2004                                                                 2,715,132
2005                                                                 4,366,185
                                                                 -------------
                                 Total                              22,341,283

                                 Less interest portion              (7,430,368)
                                                                 --------------

                                 Principle balance                 $14,910,915
                                                                 ==============

13.     Sale of Affiliates

     Subsequent to December 31, 1997, the Company entered into negotiations with a contractor to sell SC Wood. The terms of the agreement sold the assets and future revenues of the Colonial project operated by SC Wood to the contractor for the sum of $1 plus forgiveness of certain amounts owed the contractor. The settlement of accounts is as follows:

  Assets sold:
   Accounts receivable                                              $  (27,977)
   Projects in commercial operation, net                              (809,883)

  Amounts received or forgiven:
   Accounts payable                                                    444,065
   Accrued expenses                                                    763,265

 Amounts payable from agreement                                       (181,564)

Cash received                                                                1
                                                                     ---------
Gain on sale of SC Wood                                              $ 187,906
                                                                     =========

     On June 30, 1998, Onsite Energy Corporation ("Onsite") acquired all of the assets and assumed certain specific liabilities of Sycom LLC. As consideration for this purchase, Onsite issued 1,750,000 shares of its Class A common stock to Sycom LLC. As part of the purchase Onsite, Sycom and the Partnership executed an employment and noncompete agreement with substantially all of the existing officers and employees. In consideration for the right to retain the services of these employees Onsite placed in escrow 157,500 shares of its Series D Convertible Preferred Stock, convertible into 15,750,000 shares of Onsite common stock. The convertible preferred stock will be released to Sycom when the PSCRC debt has been liquidated (see Note 12), when any loans from Onsite to Sycom or the Partnership have been liquidated and when the average closing market price of Onsite's common stock over any period of 20 days is not less than $2.00 per share and net income per share for four consecutive quarters is not less than $.15.

     As part of the employment agreement, Onsite agrees to lend Sycom and the Partnership an amount equal to any remaining general and administrative expenses and debt service to third parties which Sycom or the Partnership cannot pay. Any amounts borrowed will bear interest at 9.75%. Sycom may repay any loans in cash or with shares of the convertible preferred stock.

     Also, Onsite agreed to loan the shareholders of Sycom and SSBKK up to $1,000,000 to pay anticipated federal and state income taxes resulting from the sale. Such loans will bear interest at 9.75%. The shareholders may repay any amounts borrowed in cash or Onsite common stock obtained from the sale of the assets of Sycom LLC.

                                SYCOM ENTERPRISES

                        CONDENSED COMBINED BALANCE SHEETS
                                   (UNAUDITED)








                                                                                MARCH 31, 1997               MARCH 31, 1998
                                                                            ------------------------     -----------------------

                                     ASSETS
                                    --------
CURRENT ASSETS:
     Cash                                                                    $            535,843          $            37,690
     Cash - restricted                                                                  2,611,833                    1,549,732
     Trade receivables, net                                                             8,238,232                    4,096,511
     Cost and estimated earnings in excess of billings                                       -                         429,716
     Other assets                                                                          79,838                       90,748
                                                                             --------------------          -------------------
              Total current assets                                                     11,465,746                    6,204,397

PROPERTY AND EQUIPMENT, net                                                               247,551                      454,883

OTHER ASSETS:
     Projects in commercial operations, net                                            20,633,659                   22,472,106
     Projects being installed                                                           3,352,540                       82,276
     Other                                                                                857,961                      686,325
                                                                             --------------------          -------------------

TOTAL ASSETS                                                                 $         36,557,457          $        29,899,987
                                                                             ====================          ===================

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
     Current portion of long-term debt                                       $            591,785          $         2,886,353
     Current portion of loan for project in commercial
        operation                                                                       2,251,705                    1,606,345
     Current portion of loans for projects being installed                              3,575,322                      115,370
     Accounts payable                                                                   3,047,707                    4,313,038
     Billings in excess of costs and estimated earnings on uncompleted
         contracts                                                                           -                         176,625
     Accrued liabilities                                                                2,791,698                    1,570,374
                                                                             --------------------          -------------------
              Total current liabilities                                                12,258,217                   10,668,105

LONG-TERM LIABILITIES:
     Deferred revenue                                                                   8,738,678                    1,387,995
     Long-term debt                                                                     5,531,517                   16,198,404
     Loan for project in commercial operation                                          17,301,577                   17,342,552
                                                                             --------------------          -------------------
              Total liabilities                                                        43,829,989                   45,597,056
                                                                             --------------------          -------------------

STOCKHOLDERS' EQUITY (DEFICIT):
     Common stock                                                                              85                           85
     Accumulated deficit                                                               (7,272,617)                 (15,697,154)
                                                                             ---------------------         -------------------
              Total stockholders' equity (deficit)                                     (7,272,532)                 (15,697,069)
                                                                             --------------------          -------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                                                                             $         36,557,457          $        29,899,987
                                                                             ====================          ===================


The accompanying notes are an integral part of the financial statements.

                                SYCOM ENTERPRISES

                        CONDENSED COMBINED STATEMENTS OF
                       OPERATIONS AND ACCUMULATED DEFICIT
                                   (UNAUDITED)


                                                                                        FOR THE THREE MONTHS ENDED
                                                                            ----------------------------------------------------
                                                                                MARCH 31, 1997               MARCH 31, 1998
                                                                            ------------------------     -----------------------

REVENUES                                                                     $          6,140,518          $         3,752,955

COST OF GOODS SOLD                                                                      5,894,226                    2,904,419
                                                                             --------------------          -------------------
     Gross margin                                                                         246,292                      848,536

OPERATING EXPENSE:
     Selling, general and administrative                                                  645,665                    1,138,642
                                                                             --------------------        ---------------------

  LOSS FROM OPERATIONS                                                                   (399,373)                    (290,106)
                                                                             --------------------          -------------------

OTHER INCOME (EXPENSE):
     Interest expense                                                                    (900,198)                  (1,025,926)
     Other income                                                                           8,853                       10,870
                                                                             --------------------          -------------------
                                                                                         (891,345)                  (1,015,056)
                                                                             --------------------          -------------------

NET LOSS                                                                               (1,290,718)                  (1,305,162)

ACCUMULATED DEFICIT, beginning of period                                               (5,981,899)                 (14,391,992)
                                                                             --------------------          -------------------

ACCUMULATED DEFICIT, end of period                                          $          (7,272,617)         $       (15,697,154)
                                                                              ====================          ===================


The accompanying notes are an integral part of these financial statements.

                                SYCOM ENTERPRISES

                   CONDENSED COMBINED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)



                                                                                   FOR THE THREE MONTHS ENDED MARCH 31,
                                                                            ----------------------------------------------------
                                                                                     1997                         1998
                                                                            ------------------------     -----------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
     Net Loss                                                                $         (1,290,718)         $        (1,305,162)
     Adjustments to reconcile net loss to cash used in operating activities:
         Write off of projects being installed                                          4,714,706                            -
         Depreciation and amortization                                                    988,457                      524,800
         Loss on disposal of assets                                                         3,347                            -
         Changes in operating assets and liabilities:
              Trade receivables                                                        (2,301,525)                    (158,730)
              Costs and estimated earnings in excess of
               billings                                                                         -                     (144,963)
              Other current assets                                                        (51,829)                      (5,548)
              Accounts payable                                                           (668,239)                     167,107
              Accrued liabilities                                                        (623,657)                    (323,458)
              Billings in excess of costs and estimated earnings on
                  uncompleted contracts                                                      -                        (186,905)
              Deferred revenue                                                         (3,258,713)                     159,400
                                                                             --------------------          -------------------

     Net cash used in operating activities                                             (2,488,171)                  (1,273,459)
                                                                             --------------------          -------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Proceeds from sales of assets                                                          1,600                         -
     Purchases of property and equipment                                                  (12,362)                     (10,391)
                                                                             --------------------          -------------------

     Net cash used in investing activities                                                (10,762)                     (10,391)

CASH FLOWS FROM FINANCING ACTIVITIES:
     Borrowing under debt agreements                                                    6,418,777                    2,473,997
     Principal payments on debt                                                        (3,431,209)                  (1,764,046)
                                                                             --------------------          -------------------

     Net cash provided by financing activities                                          2,987,568                      709,951
                                                                             --------------------          -------------------

NET INCREASE (DECREASE) IN CASH                                                           488,635                     (573,899)

CASH, at beginning of period                                                            2,659,041                    2,161,321
                                                                             --------------------          -------------------

CASH, end of period                                                            $        3,147,676          $         1,587,422
                                                                             ====================          ===================


The accompanying notes are an integral part of these financial statements.

                                SYCOM ENTERPRISES

                NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS
                                   (UNAUDITED)



NOTE 1: As contemplated by the Securities and Exchange Commission under Item 310 of Regulation S-B, the accompanying
                  financial  statements  and footnotes   have  been   condensed
                  and  do  not  contain  all disclosures required  by generally
                  accepted   accounting principles, and, therefore, should be
                  read in conjunction with the audited financial statements of SYCOM Enterprises as of and for the years ended December 31,
                   1996 and 1997.  In the opinion of management,  the
                  accompanying  unaudited  financial statements  contained all
                  adjustments  (consisting  of normal recurring   adjustments)
                  necessary to present fairly its financial position and results of its operations for the interim period.

NOTE 2: The combined balance sheets as of March 31, 1997 and 1998, and the combined statements of operations and cash flows for the three months ended March 31, 1997 and 1998, represent the financial position and results of operations of the Company.

                            ONSITE ENERGY CORPORATION

                         PRO FORMA FINANCIAL INFORMATION





The following pro forma financial information is presented to reflect the following acquisitions by Onsite Energy Corporation ("Onsite"):

o Effective June 13, 1998, Onsite acquired all of the outstanding common shares of Lighting Technology Services, Inc. ("LTS") in exchange for 690,000 shares of Onsite's Class A Common Stock plus $500,000.

o             Effective  June 30,  1998,  Onsite  acquired all of the assets and specific liabilities of SYCOM Enterprises, LLC from SYCOM Enterprises, LLC (a wholly-owned subsidiary of SYCOM Enterprises) through its newly created subsidiary, SYCOM ONSITE Corporation, in exchange for 1,750,000 shares of Onsite's Class A Common Stock.

The accompanying pro forma financial information includes:

1. Pro forma Balance Sheet as of March 31, 1998, prepared as if the transactions were effective as of that date.

2. Pro forma Statements of Operations for the year ended June 30, 1997 and the nine months ended march 31, 1998, prepared as if the transactions occurred at the beginning of the periods presented.

The pro forma balance sheet was derived from the unaudited balance sheets of Onsite, LTS, and SYCOM Enterprises as of March 31, 1998. The pro forma statement of operations for the year ended June 30, 1997 was derived from the audited financial statements of Onsite for the year then ended; the audited financial statements of LTS for the year ended December 31, 1996 less the unaudited financial statements for the six months ended June 30, 1996 plus the unaudited financial statements for the six months ended June 30, 1997; and the audited financial statements of SYCOM Enterprises for the year ended December 31, 1996 less the unaudited financial statements for the six months ended June 30, 1996 plus the unaudited financial statements for the six months ended June 30, 1997. The pro forma statement of operations for the nine months ended March 31, 1998 was derived from the unaudited financial statements of Onsite for the nine months then ended; the audited financial statements of LTS for the year ended December 31, 1997 less the unaudited financial statements for the six months ended June 30, 1997 plus the unaudited financial statements for the three months ended March 31, 1998; and the audited financial statements of SYCOM Enterprises for the year ended December 31, 1997 less the unaudited financial statements for the six months ended June 30, 1997 plus the unaudited financial statements for the three months ended March 31, 1998. Revenues and net income for LTS were $1,902,000 and $46,000, respectively, for the six months ended June 30, 1997.

Revenues and net loss for LTS were $1,736,000 and $36,000, respectively, for the six months ended June 30, 1996. Revenues and net loss for SYCOM Enterprises were $7,397,000 and $3,355,000, respectively, for the six months ended June 30, 1997. Revenues and net income for SYCOM Enterprises were $12,197,000 and $550,000, respectively, for the six months ended June 30, 1996.

The assumptions used in preparing the pro forma adjustments are described in the footnotes to the pro forma financial statements. However, due to the uncertainties inherent in the assumption process, it is at least reasonably possible that the assumptions might require further revision and that such revision could be material.

The pro forma financial information should be read in conjunction with the historical financial statements of Onsite, LTS, and SYCOM Enterprises which were used to prepare the pro forma financial information. The historical financial statements of LTS and SYCOM Enterprises are attached hereto, while the historical financial statements of Onsite are contained in Onsite's Form 10-KSB.

The pro forma financial information presented is not necessarily indicative of future operations or the actual results that would have occurred had the transactions been consummated at the beginning of the period indicated.

                            ONSITE ENERGY CORPORATION

                             PRO FORMA BALANCE SHEET
                                 MARCH 31, 1998
                                   (UNAUDITED)






                                                              HISTORICAL
                                                             -------------


                                           ONSITE          LIGHTING
                                           ENERGY         TECHNOLOGY            SYCOM                PRO FORMA         PRO FORMA
                                            CORP.        SERVICES, INC.       ENTERPRISES           ADJUSTMENTS         COMBINED
                                        ------------    ---------------      ------------         --------------     --------------

                       ASSETS
CURRENT ASSETS:
   Cash                                  $   512,000     $   21,000           $    38,000     (a)  $   (500,000)      $   215,000
                                                                                              (c)       144,000
   Cash - restricted                         153,000              -             1,550,000     (c)    (1,550,000)          153,000
   Trade receivables, net                  4,596,000        437,000             4,096,000     (c)    (3,467,000)        5,662,000
   Cost and estimated  earnings in
     excess of billings
     on uncompleted contracts                334,000         73,000               430,000     (c)        11,000           848,000
   Other assets                              905,000        196,000                91,000     (c)       (91,000)        1,101,000
                                         -----------      ---------           -----------           ------------      -----------
         Total current assets              6,500,000        727,000             6,205,000            (5,453,000)        7,979,000

PROPERTY AND EQUIPMENT, net                1,167,000         42,000               455,000     (c)       356,000         2,020,000

OTHER ASSETS:
   Cash - restricted                          79,000              -                     -                     -            79,000
   Projects in commercial
    operation, net                                 -              -            22,472,000     (c)   (22,472,000)                -
   Goodwill                                        -              -                     -     (a)     1,446,000         3,578,000
                                                                                              (b)     2,132,000
   Other                                     222,000          7,000               768,000     (c)      (768,000)          229,000
                                         -----------     ----------           -----------           ------------       ----------

TOTAL ASSETS                             $ 7,968,000     $  776,000           $29,900,000          $(24,759,000)      $13,885,000
                                         ===========     ==========           ===========          =============      ===========

(continued)


                            ONSITE ENERGY CORPORATION

                                 MARCH 31, 1998
                                   (UNAUDITED)




                                            HISTORICAL
                                        -----------------


                                                 ONSITE        LIGHTING
                                                 ENERGY       TECHNOLOGY          SYCOM               PRO FORMA          PRO FORMA
                                                  CORP       SERVICES, INC.     ENTERPRISES          ADJUSTMENTS          COMBINED
                                               -----------   --------------    ------------         -------------       -----------
   LIABILITIES AND STOCKHOLDERS'
    EQUITY (DEFICIT)
CURRENT LIABILITIES:
   Current portion of long-term debt           $    76,000    $  39,000       $   2,886,000     (c)  $ (2,886,000)      $   115,000
   Current portion of loan for project
     in commercial operation                             -            -           1,722,000     (c)    (1,722,000)      $         -
   Accounts payable                              2,548,000      745,000           4,313,000     (c)    (3,966,000)        3,640,000
   Billings in excess of costs and estimated
     earnings on uncompleted contracts           1,181,000       90,000             177,000     (c)        10,000         1,458,000
   Accrued liabilities                             928,000      160,000           1,570,000     (c)    (1,476,000)        1,182,000
                                               -----------    ---------         -----------           ------------        ----------
         Total current liabilities               4,733,000    1,034,000          10,668,000           (10,040,000)        6,395,000

LONG TERM LIABILITIES:
   Deferred revenue                                     -             -           1,388,000     (c)    (1,388,000)                -
   Long-term debt                                       -        14,000          16,198,000     (c)   (13,536,000)        2,676,000
   Loan for project in commercial
    operation                                           -             -          17,343,000     (c)   (17,343,000)                -
   Accrued future operation and
     maintenance costs
     associated with energy service
     agreements                                   421,000             -                  -                      -           421,000
                                               ----------    ----------         ----------           ------------        -----------
         Total liabilities                      5,154,000     1,048,000         45,597,000           (42,307,000)         9,492,000

STOCKHOLDERS' EQUITY (DEFICIT):
   Preferred stock                                      -             -                  -                                        -
   Common stock                                    15,000        40,000                  -      (a)        1,000             18,000
                                                                                                (b)        2,000
                                                                                                (d)      (40,000)
   Additional paid in capital                  20,710,000        35,000                  -      (a)      495,000         23,263,000
                                                                                                (b)    2,058,000
                                                                                                (d)      (35,000)
   Notes receivable - related parties                   -      (168,000)                 -      (c)   (1,155,000)        (1,323,000)
   Accumulated deficit                        (17,911,000)     (179,000)       (15,697,000)     (a)      450,000        (17,565,000)
                                                                                                (b)       72,000
                                                                                                (c)   15,625,000
                                                                                                (d)       75,000
                                            -------------   ------------      ------------            -----------       ------------
   Total stockholders' equity (deficit)         2,814,000      (272,000)      (15,697,000)            17,548,000          4,393,000
                                            -------------   ------------      ------------            -----------       ------------

TOTAL LIABILITIES AND STOCKHOLDERS'
 EQUITY (DEFICIT)                          $    7,968,000   $   776,000      $ 29,900,000           $(24,759,000)     $  13,885,000
                                           ==============   =============    =============          =============     =============



                            ONSITE ENERGY CORPORATION

                             PRO FORMA BALANCE SHEET
                    FOR THE NINE MONTHS ENDED MARCH 31, 1998
                                   (UNAUDITED)


                                                  HISTORICAL
                                         ---------------------------



                                        ONSITE           LIGHTING
                                        ENERGY          TECHNOLOGY                 SYCOM                 PRO FORMA        PRO FORMA
                                         CORP         SERVICES, INC.           ENTERPRISES              ADJUSTMENTS       COMBINED
                                     -------------    --------------          --------------          --------------   ------------

REVENUES                             $  8,994,000      $  3,568,000             $ 14,186,000     (c)   $ (2,592,000)   $ 22,954,000
                                                                                                 (d)     (1,202,000)
COST OF GOODS SOLD                      6,820,000         3,089,000               13,596,000     (c)     (1,627,000)     20,676,000
                                                                                                 (d)     (1,202,000)
                                     ------------      ------------           --------------           -------------   ------------
   Gross margin                         2,174,000           479,000                  590,000               (965,000)      2,278,000

OPERATING EXPENSES:
   Selling, general and
     administrative                     2,873,000           739,000                4,493,000     (c)       (83,000)       8,559,000
                                                                                                 (e)       537,000
                                     ------------      --------------         --------------           ------------    ------------

LOSS FROM OPERATIONS                    (699,000)          (260,000)              (3,903,000)           (1,419,000)      (6,281,000)
                                     ------------      --------------         ---------------          ------------    ------------

OTHER INCOME (EXPENSES):
   Interest expense                      (14,000)           (15,000)              (2,876,000)    (c)     1,173,000       (1,732,000)
   Other income (expense)                (31,000)             8,000                  (60,000)    (c)       (34,000)        (117,000)
                                     ------------      --------------         ---------------           -----------    -------------
                                         (45,000)            (7,000)              (2,936,000)            1,139,000       (1,849,000)
                                     ------------      --------------         ---------------           -----------    -------------

LOSS BEFORE INCOME TAX EXPENSE
 (BENEFIT)                             (744,000)           (267,000)              (6,839,000)            (280,000)       (8,130,000)
   Income tax expense (benefit)          17,000             (41,000)                   -                                    (24,000)
                                     -----------         --------------       ---------------           -----------     ------------

NET LOSS                             $ (761,000)       $       (226,000)      $   (6,839,000)           $ (280,000)     $(8,106,000)
                                     ===========        ================         ================       ===========     ============

NET LOSS PER COMMON SHARE            $    (0.06)                                                                        $     (0.52)
                                     ===========                                                                        ============

                                                                                                  (a)       690,000
WEIGHTED AVERAGE SHARES OUTSTANDING  13,061,167                                                   (b)     1,750,000      15,501,167
                                     ===========                                                         ==========     ============



                            ONSITE ENERGY CORPORATION

                        PRO FORMA STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 30, 1997
                                   (UNAUDITED)


                                              HISTORICAL
                                             ------------

                                    ONSITE         LIGHTING
                                    ENERGY        TECHNOLOGY               SYCOM                PRO FORMA               PRO FORMA
                                     CORP        SERVICES, INC.         ENTERPRISES            ADJUSTMENTS               COMBINED
                               -------------    ---------------       --------------         --------------           -------------

REVENUES                        $  9,561,000     $   3,719,000         $  30,522,000    (c)   $(2,183,000)           $ 41,159,000
                                                                                        (d)      (460,000)
COST OF GOODS SOLD                 6,692,000         2,963,000            24,152,000    (c)    (1,945,000)             31,402,000
                                                                                        (d)      (460,000)
                              --------------     -------------       ---------------         --------------
   Gross margin                    2,869,000           756,000             6,370,000             (238,000)              9,757,000
                               -------------     --------------       --------------         --------------           -------------

OPERATING EXPENSES:
   Selling, general and
    administrative                3,726,000            779,000             3,356,000    (c)      (182,000)              8,394,000
                                                                                        (e)       715,000
   Loss on disposal of
    partnership interests           425,000                 -                      -                    -                 425,000
   Gain on sale of assets           (18,000)                -                      -                    -                 (18,000)
                                ------------     -------------         --------------          -----------              ----------
                                  4,133,000            779,000              3,356,000             533,000               8,801,000
                                ------------     -------------         --------------          -----------             -----------

INCOME (LOSS) FROM OPERATIONS    (1,264,000)           (23,000)             3,014,000            (771,000)                956,000
                                ------------     --------------        --------------           ----------             -----------

OTHER INCOME (EXPENSES):
   Interest expense                (159,000)           (12,000)            (2,603,000)  (c)     1,040,000              (1,734,000)
   Other income (expense)            43,000             14,000                 43,000   (c)       (22,000)                 78,000
                                ------------     --------------         --------------          -----------           ------------
                                   (116,000)             2,000             (2,560,000)          1,018,000              (1,656,000)
                                ------------     --------------         --------------          -----------           ------------

INCOME (LOSS) BEFORE INCOME
 TAX EXPENSE                     (1,380,000)           (21,000)               454,000             247,000                (700,000)
   Income tax expense                 9,000             21,000                      -                                      30,000
                                ------------     --------------         -------------           -----------           ------------

NET INCOME (LOSS)              $(1,389,000)      $    (42,000)          $     454,000            $ 247,000             $ (730,000)
                               =============     ==============         ==============          ===========           =============

NET LOSS PER COMMON SHARE      $     (0.13)                                                                            $    (0.06)
                              ==============                                                                          =============

                                                                                         (a)       690,000
WEIGHTED AVERAGE SHARES
 OUTSTANDING                     10,818,498                                              (b)     1,750,000             13,258,498
                              ================                                                   ==========           =============


                            ONSITE ENERGY CORPORATION

                NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
                                   (UNAUDITED)



a) To reflect the acquisition of LTS in a purchase transaction where Onsite acquired 100% of the stock of LTS for 690,000 shares of Onsite's Class A Common Stock and $500,000 cash. The acquisition was valued at $996,000, resulting in goodwill of approximately $1,446,000 which will be amortized over five years.

b) To reflect the acquisition of the assets and specific liabilities of SYCOM Enterprises, LLC for 1,750,000 shares of Onsite's Class A Common Stock. The acquisition was valued at $2,060,000, resulting in goodwill of approximately $2,132,000 which will be amortized over 5 years.

c) To eliminate the effect of certain account balances and operating activities not acquired.

d)       To eliminate the effect of certain intercompany transactions.

e) To reflect the amortization of goodwill using the straight-line method over a period of five years resulting from the value assigned in the purchase price allocation.

                                           SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  March 12, 1999



                                            ONSITE ENERGY CORPORATION



                                            By:    /S/ RICHARD T. SPERBERG
                                                   ------------------------
                                                   Richard T. Sperberg,
                                                   President